Exhibit 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Date: August 24, 2015

Paramount Services Holdings Limited

By:	/s/ Fady Bakhos
	Name:	Fady Bakhos
	Title:	Authorized Signatory

Treetop Family Foundation Inc.

By:	/s/ Fady Bakhos
	Name:	Fady Bakhos
	Title:	Authorized Signatory

H.E. Sheikh Hamad Bin Jassim Bin Jabor Al-Thani

By:	/s/ Fady Bakhos
	Name:	Fady Bakhos
	Title:	Authorized Signatory